Exhibit 99.1

Sphere 3D Corp. Concludes 90-Day Strategic Review, Announces Pricing of $5.0 Million Private Placement, and Divests Non-Core Assets to Fund AI and High-Performance Computing Development

Three Directors, Including the Board Chairman and Chief Executive Officer, are participating in the Private Placement; Sale of Non-Core Iowa Site and Legacy Mining Fleet to Fund AI and High-Performance Computing Development in the TVA Region; Company Secures Land Option in Hopkinsville, Kentucky

Stamford, Connecticut, September 8, 2026 - Sphere 3D Corp. d/b/a DarkHorse Technologies (NASDAQ: ANY) (“Sphere 3D” or the “Company”), today announced that it has entered into a securities purchase agreement (the “Purchase Agreement”) for a private placement financing (the “Private Placement”) which is expected to result in aggregate gross proceeds of $5.0 million. The Private Placement includes meaningful participation from certain Company insiders as described below. In addition, the Company has announced the initial conclusions of the strategic review conducted by management and the Board of Directors during the first 90 days following its June 2026 business combination. The review’s conclusions include continued development of our existing sites within the Tennessee Valley Authority (“TVA”) into AI factories along with active pursuit of a new development in Hopkinsville, Kentucky, where the Company, via a wholly owned subsidiary, has secured a land option and has proposed a new 50 megawatt (“MW”) data center supported by a new 65 MW substation, each of which remains subject to zoning and other approvals. The review also determined that the Iowa site and legacy mining fleet are non-core, and the Company has agreed to sell both.

Private Placement. The Company announced the pricing of the Private Placement which is expected to result in aggregate gross proceeds of $5.0 million. The Private Placement is expected to close on or about September 11, 2026, subject to customary closing conditions. Pursuant to the Private Placement, the Company agreed to issue and sell an aggregate of 1,666,661 units (the “Units”) at a purchase price of $3.00 per Unit. Each Unit consists of (i) one common share of the Company and (ii) one five-year warrant to purchase one common share at an exercise price of $3.50 per share. The price per Unit and the exercise price of the warrant represent a 29% and 51% premium, respectively, to the Company’s closing price on September 4, 2026. Further, pursuant to the terms of the Purchase Agreement, the securities issued in the Private Placement will be subject to a six-month contractual lock-up period. Three directors of the Company, including Timothy Hanley, Chairman of the Board, and Joel Block, Chief Executive Officer, have subscribed in the Private Placement (collectively, the “Participating Insiders”). The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including funding the Company’s AI/HPC development in the TVA region.

Hopkinsville. The Company has secured an option to acquire approximately 20 acres in Hopkinsville, Kentucky and has proposed developing a new data center at the site drawing approximately 50 MW, supported by a new 65 MW substation that we have offered to fund at an estimated cost of $8 million to $10 million. The remaining 15 MW of capacity will be made available to other Hopkinsville Electric System (“HES”) customers. HES has publicly indicated that the TVA could supply the additional capacity without affecting service to its approximately 13,000 existing customers. The proposal has not yet received all requisite regulatory approvals which could affect the project’s feasibility, timing, or scope. Separately, the Company is evaluating conversion of its existing Hopkinsville operation, which is contracted to draw approximately 15 MW at HES’s Holland Substation, to AI and high-performance computing use.

Portfolio Focus. Following the review, management and the Board determined that the Company’s Iowa site is a non-core asset and the Company has entered into a definitive agreement to sell the site for $1.5 million. Additionally, the Company expects to recover approximately $500,000 in utility deposits and related prepayments, bringing total proceeds to approximately $2 million. Together with the expected proceeds of the Private Placement, the Company will deploy funds toward the development of AI and high-performance computing infrastructure across its Tennessee and Kentucky sites. The Company has also agreed to sell its legacy fleet of approximately 5,500 proprietary mining machines for approximately $3 million. Following the Iowa sale, the Company will own and/or operate approximately 50 MW of energized capacity across four sites in Tennessee and Kentucky, reflecting an additional 5 MW now under contract in Hopkinsville, and excluding the proposed new Hopkinsville data center and other pipeline opportunities.

Mining Structure. With Bitdeer Technologies Group (NASDAQ: BTDR) now supplying and owning the hardware at 20 MW of the 30 MW contracted under the Company’s joint mining agreements and the third site expected online before November 2026 as previously disclosed, the Company’s bitcoin mining exposure is structured primarily through revenue-share hosting arrangements. The Company controls the power and the sites and the termination provisions in these agreements preserve the Company’s ability to redeploy capacity to AI and high-performance computing workloads.

Development Roadmap. The strategy that emerged from the review is to develop AI and high-performance computing facilities across smaller, distribution-connected sites that larger developers overlook. Priorities will include speed from site to operating compute, partnership with host communities and their utilities, and investment in local technical education and workforce training. The new Hopkinsville data center is the first project advanced under this approach. The Company intends to concentrate its development effort in the TVA region, where its existing footprint, utility relationships, and government affairs and economic development partnerships are already in place.

“One of the primary initiatives of this management team is to allocate capital on a risk-adjusted basis, and the first 90 days were spent deciding where every dollar and every hour goes,” said Joel Block, Chief Executive Officer of Sphere 3D Corp. “We determined, in consultation with our Board, that our Iowa site is non-core. We are selling that site and our legacy mining fleet and redeploying that capital, together with the proceeds from the Private Placement, into AI infrastructure in the TVA region. I believe the participation of our directors in the Private Placement, including me, speaks volumes to the value we see in Sphere 3D.”

The Participating Insiders subscribed for a total of 333,332 Units for aggregate gross proceeds of approximately $1.0 million. Each issuance by the Company of securities to a Participating Insider in connection with the Private Placement is considered a “related party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is exempt from the formal valuation and minority shareholder approval requirements under MI 61-101 in reliance on the exemptions set out in sections 5.5(a) and 5.7(1)(a), respectively, of MI 61-101 as the fair market value of such transactions, insofar as they involve related parties, is not more than 25% of the Company’s market capitalization.

The securities in the Private Placement described above are being offered in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to applicable prospectus exemptions under Canadian securities laws. The securities have not been registered under the Securities Act or applicable state securities laws and, accordingly, may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The securities may also be subject to applicable hold periods and other resale restrictions under applicable Canadian securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Sphere 3D Corp.

Sphere 3D Corp. (NASDAQ: ANY), doing business as DarkHorse Technologies, is a digital infrastructure company focused on operating and expanding scalable power and data center assets for high-performance computing, AI workloads and digital asset infrastructure. Following its business combination with Cathedra Bitcoin and the sale of its Iowa site, the Company owns and/or operates approximately 50 MW of operating power capacity across four data center locations in Tennessee and Kentucky, and has a proposed new 50 MW data center in Hopkinsville, Kentucky, together with a development pipeline exceeding 100 MW of additional potential expansion opportunities. The Company combines infrastructure ownership, energy optimization expertise and capital markets access to pursue long-term value creation across next-generation compute infrastructure. The Company’s shareholders have approved the change of the Company’s name to DarkHorse Technologies Inc., which will become effective upon the Company’s continuance from Ontario to British Columbia, and the Company has reserved the Nasdaq ticker “DRK,” with the name and ticker changes subject to Nasdaq procedures and other conditions. Until those changes are effective, the Company’s common shares will continue to trade on Nasdaq under the ticker symbol “ANY.” For more information, visit www.sphere3d.com/investors.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events and include statements regarding the Company’s strategy, plans and objectives; the completion of the Private Placement on the anticipated terms, timing or at all, the conclusions of the Company’s strategic review; the proposed Hopkinsville data center and the related 65 MW substation, including their design, estimated cost, funding, construction and energization and the availability of capacity to other local utility customers, each of which depends on Hopkinsville Electric System, the Tennessee Valley Authority, zoning and other regulatory approvals, and construction timelines outside the Company’s control; the potential conversion of the Company’s existing Hopkinsville operation; the completion of the sale of the Company’s Iowa site and the expected recovery of utility deposits and related prepayments, which are subject to conditions and may not occur; the sale of the Company’s legacy mining fleet; the use of proceeds of the Private Placement and the potential dilution associated with the warrants issued in the Private Placement; the installation, energization and expected benefits of the co-mining agreements with Bitdeer and the Company’s ability to redeploy capacity to AI and high-performance computing workloads; the utilization, evaluation, conversion and expansion of the Company’s power and data center assets and any AI or high-performance computing deployment, none of which is contracted; the expected completion and timing of the Company’s continuance from Ontario to British Columbia, including the receipt of required regulatory approvals; and the expected effectiveness of the Company’s name change to DarkHorse Technologies Inc. and related change of Nasdaq ticker symbol to “DRK,” which remain subject to Nasdaq procedures and other conditions and may not occur on the anticipated timeline or at all. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause them to differ materially from those projected. These risks and uncertainties include general market conditions and those more fully described in the Company’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K and other filings made from time to time and available at www.sec.gov. Forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not assume any obligation to update forward-looking statements to reflect subsequent circumstances or events, except as required by applicable securities laws.

SPHERE 3D CONTACT

Investor.relations@sphere3d.com

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